As filed with the Securities and Exchange Commission on November 13, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Angel Studios, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	86-3483780 (I.R.S. Employer Identification No.)

Angel Studios, Inc.

295 W Center Street

Provo, Utah 84601

(760) 933-8437

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Neal Harmon

Chief Executive Officer

Angel Studios, Inc.

295 W Center Street

Provo, Utah 84601

(760) 933-8437

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Mark Bonham, Esq.

Brian D. Hirshberg, Esq.

Mayer Brown LLP

1221 Avenue of the Americas

New York, New York 10020-1001

(212) 506-2500

Approximate date of commencement of proposed sale to the public:

From time to time on or after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold nor may offers to buy these securities be accepted prior to the time the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 13, 2025

PROSPECTUS

$400,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

We may from time to time offer, in one or more series, separately or together, the following:

•	our common stock;
•	our preferred stock in one or more series;
•	debt securities in one or more series; and
•	warrants to purchase our common stock.

The aggregate public offering price of the securities that we may offer through this prospectus will be up to $400,000,000.

We will provide the specific terms of the securities offered by us in supplements to this prospectus, which we will deliver together with the prospectus at the time of sale. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. Please read this prospectus and the applicable prospectus supplement carefully before you invest in any of our securities.

We may, from time to time, offer and sell these securities directly or through one or more underwriters, agents or dealers, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on or off the New York Stock Exchange (“NYSE”) at prevailing market prices or at privately negotiated prices, on a continuous or delayed basis.

For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the NYSE under the symbol “ANGX.” On November 11, 2025, the last reported sale price of our common stock was $5.52 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on NYSE or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements.

Investing in our securities involves risks. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described under the caption “Risk Factors” on page 6.

None of the Securities and Exchange Commission or any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is       , 2025

No dealer, salesman or other person has been authorized to give any information or to make any representations in connection with the offer made by this prospectus or any prospectus supplement other than those contained in, or incorporated by reference in, this prospectus or any prospectus supplement, and if given or made, such information or representations must not be relied upon as having been authorized by us or any underwriter, agent or dealer. This prospectus or any prospectus supplement does not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction. The delivery of this prospectus or any prospectus supplement at any time does not imply that the information contained herein or therein is correct as of any time subsequent to their respective dates.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements regarding, among other things, the plans, strategies and prospects of Angel Studios, Inc., a Delaware Corporation (the “Company”). These statements are based on the beliefs and assumptions of the management of the Company. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “continues,” “estimates,” “expects,” “may,” “might,” “will,” “should,” “could,” “seeks,” “plans,” “scheduled,” “possible,” “potential,” “predict,” “anticipates,” “intends,” “aims,” “works,” “focuses,” “aspires,” “strives” or “sets out” or similar expressions.

Forward-looking statements are not guarantees of performance, and the absence of these words does not mean that a statement is not forward looking. You should understand that the following important factors, in addition to those discussed under the heading “Risk Factors” and elsewhere in this prospectus, could affect the future results of the Company, and could cause those results or other outcomes to differ materially and adversely from those expressed or implied in the forward-looking statements in this prospectus. Forward-looking statements in this prospectus may include, for example, statements about:

•	the ability to recognize the anticipated benefits of and successfully deploy the Business Combination, which may be affected by, among other things, competition, and the ability of the combined business to grow and manage growth profitably;

•	the Company’s ability to achieve and maintain profitability in the future;

•	the Company’s ability to successfully monetize projects;

•	the Company’s success in retaining or recruiting its officers, key employees or directors;

•	officers and directors allocating their time to other businesses and potentially having conflicts of interest with the Company’s business;

•	the Company’s ability to attract and maintain an adequate customer base;

•	the Company’s ability to create and distribute content that is popular with consumers and affiliates;

•	the Company’s reliance on a number of partners to make its service available on their devices;

•	the Company’s ability to continue to develop and enhance its existing technology;

•	any significant disruption in or unauthorized access to the Company’s computer systems or those of third parties that the Company utilizes in its operations, including those relating to cybersecurity or arising from cyber-attacks;

•	the Company’s ability to successfully, or profitably, compete with current and new competitors;

•	the Company’s ability to consummate any interim financing, and the ability of the Company to raise additional capital, if necessary;

•	the Company’s ability to successfully defend litigation or investigations;

•	the ability to maintain the listing of the Company’s Common Stock on the NYSE;

•	the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors;

•	changes in applicable laws or regulations;

•	geopolitical events and general economic conditions; and

•	other risks and uncertainties set forth in our Quarterly Report filed with the SEC on November 13, 2025 in the section entitled “Risk Factors”, which is incorporated herein by reference, and in other documents we file with the SEC from time to time.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described under the heading “Risk Factors” and elsewhere in this prospectus. The risks described under the heading “Risk Factors” are not exhaustive. Other sections of this prospectus describe additional factors that could adversely affect the business, financial condition or results of operations of the Company. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can the Company assess the impact of all such risk factors on its business, or the extent to which any factor or combination of factors may cause actual results to differ materially and adversely from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. These statements speak only as of the date hereof, and the Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements of belief and similar statements reflect the beliefs and opinions of the Company on the relevant subject. These statements are based upon information available to the Company as of the date of this prospectus, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information.

INTRODUCTORY NOTE REGARDING THE BUSINESS COMBINATION

On September 10, 2025 (the “Closing Date”), the Company consummated the previously announced business combination pursuant to that certain Agreement and Plan of Merger, dated as of September 11, 2024, by and among Angel Studios Legacy, Inc., a Delaware Corporation (“Angel Legacy”), Sigma Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”) and the Company, as amended.

Pursuant to the terms of the Merger Agreement, the Merger was effected in which Merger Sub merged with and into Angel Legacy, the separate corporate existence of Merger Sub ceased and Angel Legacy survived as the surviving company and direct wholly-owned subsidiary of the Company (collectively with the other transactions described in the Merger Agreement, the “Business Combination”). On the Closing Date and prior to the Effective Time (as defined in the Merger Agreement), the Company changed its name from “Southport Acquisition Corporation” to “Angel Studios, Inc.” Angel Legacy subsequently merged up and into the Company.

At the Effective Time, each share of Angel Legacy common stock issued and outstanding as of immediately prior to the Effective Time (other than Excluded Shares (as defined in the Merger Agreement)), was canceled and converted into the right to receive a number of shares of the Corresponding Class (as defined below) of Common Stock (as defined below) equal to the quotient obtained by dividing (i) the Aggregate Merger Consideration (as defined in the Merger Agreement) by (ii) the aggregate number of shares of Angel Legacy common stock issued and outstanding immediately prior to the Effective Time (other than any shares of Angel Legacy common stock held in treasury by Angel Legacy) (such quotient, the “Merger Consideration Per Fully Diluted Share”), with fractional shares rounded down to the nearest whole share (with no cash settlements made in lieu of fractional shares eliminated by rounding).

At the Effective Time, each option to purchase Angel Legacy common stock, whether vested or unvested (an “Angel Legacy Option”) outstanding as of immediately prior to the Effective Time was converted into an option to purchase shares of the Corresponding Class of Common Stock (an “Assumed Company Option”) on substantially the same terms and conditions as were in effect with respect to such Angel Legacy Option, including with respect to vesting and termination-related provisions, except that such Assumed Company Option related to the number of whole shares of the Corresponding Class of Common Stock (rounded down to the nearest whole share) equal to (i) the number of shares of the applicable class of Angel Legacy common stock subject to such Angel Legacy Option multiplied by (ii) the Merger Consideration Per Fully Diluted Share. The exercise price per share for each Assumed Company Option is equal to (i) the exercise price per share of the applicable Angel Legacy Option divided by (ii) the Merger Consideration Per Fully Diluted Share (rounded up to the nearest full cent).

As of the Effective Time, the Company has a dual-class structure, with Class A common stock having one vote per share and Class B common stock having ten votes per share. As used herein, “Corresponding Class” refers to: (i) for Angel Legacy Class A Common Stock, Class A Common Stock; (ii) for Angel Legacy Class B Common Stock, Class B Common Stock; (iii) for Angel Legacy Class C Common Stock, Class A Common Stock; and (iv) for Angel Legacy Class F Common Stock, Class B Common stock.

Each share of Southport Class B Common Stock issued and outstanding immediately prior to the Effective Time was converted into shares of Southport Class A Common Stock on a one-for-one basis, immediately prior to the Effective Time, and each share of Southport Class A Common Stock issued and outstanding as of immediately prior to the Effective Time (including the as-converted shares of Southport Class B Common Stock) remains outstanding and represents one share of Company Class A Common Stock.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may sell shares of common stock and preferred stock, debt securities and/or warrants in one or more offerings, up to a total dollar amount of $400,000,000.

This prospectus provides you with a general description of the securities we may offer under this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

The SEC allows us to “incorporate by reference” certain information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will update automatically, supplement and/or supersede this information. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should read the detailed information regarding our company, our securities and our financial statements and the notes to those statements appearing elsewhere in this prospectus or incorporated herein by reference.

You should read both this prospectus and the applicable prospectus supplement together with additional information from the sources described under the caption “Where You Can Find More Information” in this prospectus. You should not assume that the information in this prospectus, the prospectus supplements or any document incorporated by reference is accurate as of any date subsequent to their respective dates.

You should rely only on the information provided or incorporated by reference in this prospectus and any prospectus supplement, if applicable. We have not authorized anyone to provide you with different information.

References in this prospectus to “our company,” “we,” “our,” and “us” refer to Angel Studios, Inc.

PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus or incorporated by reference in this prospectus. It may not contain all of the information that is important to you. You should carefully read the entire prospectus and the documents incorporated by reference in this prospectus before deciding whether to invest in our securities.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “we,” “us,” “our” and similar terms prior to the Closing Date are intended to refer to Angel Studios Legacy, Inc., and after the Closing Date, to Angel Studios, Inc. and its consolidated subsidiaries.

Overview

We are a values-based media distribution company that uses technology to empower a vibrant and growing community to replace the Hollywood gatekeeper system and champion stories that amplify light for mainstream audiences.

Our community, the Angel Guild (“Angel Guild”), is at the heart of this mission.

1.	The Angel Guild votes to select film and TV shows.

2.	The Angel Guild rallies in theaters to support film releases.

3.	The Angel Guild funds future films and TV shows with their membership.

As of September 30, 2025, through the Angel Guild, approximately 1,600,000 paying members from more than 160 different countries help decide what film and TV projects we will market and distribute.

Pledge to Amplify Light

All Angel Guild members make a written pledge stating: “When I vote, I pledge to help choose excellent entertainment that is true, honest, noble, just, authentic, lovely or admirable.”

Revenue

We primarily generate revenue from the following sources:

•	Angel Guild revenue comes from monthly or annual membership fees. Currently there are two possible tiers for membership, “Basic” and “Premium.” Both memberships allow voting for every release, give early access releases. The primary difference is that “Premium” includes two complimentary tickets to every theatrical release and a discount for all merchandise.

•	Theatrical Distribution revenue comes from releasing our original films with its exhibitor partners. Every time a moviegoer purchases a ticket from the partner theaters, we receive a percentage of the box office revenue. For most international theaters, the percentage of box office revenue is first paid to a distributor who then pays us.

•	Content Licensing revenue comes from licensing our films and TV shows to other distributors such as Amazon, Apple and Netflix. Our future plans include licensing the rights to its films and TV shows for other experiences such as derivative shows, video games, theme parks and Broadway-style plays.

•	Other revenue is generated from sales of merchandise related to our films and series, as well as physical DVD sales. We also offer a direct online store for our themed products and wholesale products to retail partners.

Founding

Angel Legacy was founded in 2013 by its Chief Executive Officer, Neal Harmon, along with his brothers Daniel, Jeffrey and Jordan, and their cousin, Benton Crane. On the Closing Date, Merger Sub merged with and into Angel Legacy, with Angel Legacy surviving as the surviving company and as a direct wholly-owned subsidiary of the Company, and Southport was renamed Angel Studios, Inc.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•	being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus;

•	reduced disclosure about our executive compensation arrangements;

•	not being required to hold advisory votes on executive compensation or to obtain stockholder approval of any golden parachute arrangements not previously approved;

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002; and

•	an exemption from compliance with the requirements of the Public Company Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on the financial statements.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an “emerging growth company.” We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenue of $1.235 billion or more, (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of this offering, (iii) the date on which we have issued more than $1.00 billion in nonconvertible debt during the previous three years, or (iv) the date on which we are deemed to be a large accelerated filer (as defined in Rule 12b-2 under the Exchange Act of 1934 (the “Exchange Act”).

We will be deemed to be a “large accelerated filer” at such time that we (a) have an aggregate worldwide market value of common equity securities held by non-affiliates of $700.00 million or more as of the last business day of our most recently completed second fiscal quarter, (b) have been required to file annual and quarterly reports under the Exchange Act, for a period of at least 12 months, and (c) have filed at least one annual report pursuant to the Exchange Act. We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock. Additionally, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption, and, therefore, while we are an emerging growth company, we will not be subject to new or revised accounting standards at the same time that they become applicable to other public companies that are not emerging growth companies. As a result of this election, our financial statements may not be comparable to those of other public companies that comply with new or revised accounting pronouncements as of public company effective dates. We may choose to early adopt any new or revised accounting standards whenever such early adoption is permitted for private companies.

Corporate Information

The Company was incorporated in Delaware on April 13, 2021. Our principal executive offices are located at 295 W Center Street Provo, Utah 84601, and our telephone number is (760) 933-8437. Our website address is https://ir.angel.com/. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein. We have included our website address in this prospectus solely for informational purposes.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the specific risks sets forth under the caption “Risk Factors” in the applicable prospectus supplement and under the captions “Risk Factors” in any of our filings with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, as updated by our subsequent filings, which are incorporated by reference into this prospectus, before making an investment decision. Each of the risk factors described in the documents referenced above could adversely affect our business, operating results, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. For additional information, please see the sources described under the caption “Where You Can Find More Information.”

USE OF PROCEEDS

We expect to retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement that we may authorize for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby, if any, for general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

We are a Delaware corporation. The rights of our stockholders are governed by the Delaware General Corporation Law, or the DGCL, our Amended and Restated Certificate of Incorporation, as amended, or the Charter, and our Amended and Restated Bylaws, or the Bylaws. The following summary of the material terms, rights and preferences of our capital stock and certain provisions of our Charter and Bylaws are not complete. You should read the Charter and the Bylaws for more complete information before you purchase any of our securities. You should read these documents, which are exhibits to our Registration Statement on Form S-1, filed with the SEC on September 16, 2025, and copies of which are available from us upon request at the address set forth under the caption “Where You Can Find More Information,” in order to more fully understand the terms of our common stock.

General

The Charter authorizes the issuance of 701,000,000 shares of capital stock, consisting of (x) 700,000,000 shares of Common Stock, with a par value of $0.0001 per share, of which (i) 500,000,000 shares shall be designated Class A Common Stock and (ii) 200,000,000 shares shall be designated Class B Common Stock, and (y) 1,000,000 shares of preferred stock, with a par value of $0.0001 per share.

As of November 11, 2025, there were 110,816,283 shares of Class A Common Stock outstanding and 57,814,539 shares of Class B Common Stock outstanding. There were no shares of preferred stock outstanding.

Preferred Stock

The Board is authorized to provide, out of the unissued shares of preferred stock, for one or more series of preferred stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board.

Common Stock

Voting Rights

Except with respect to amending provisions of the Charter pertaining to voluntary and automatic conversion rights of Class B Common Stock into Class A Common Stock or as required by applicable law, the holders of each class of Common Stock vote together as a single class on each matter to be voted on by stockholders of the Company, including the election of directors. On each such matter, each outstanding share of Class A Common Stock is entitled to one vote and each outstanding share of Class B Common Stock is entitled to ten votes. The number of authorized shares of Class A Common Stock and Class B Common Stock may be increased or decreased (but not below the number of shares thereof then-outstanding) by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock entitled to vote, voting together as a single class.

Dividend Rights

All shares of Common Stock shall be entitled to share equally, identically and ratably, on a per share basis, with respect to any distribution paid or distributed by the Company; provided, however, that in the event that a distribution is paid in the form of Common Stock (or rights to acquire Common Stock), then, holders of Class A Common Stock and Class B Common Stock shall receive Common Stock of the same such class (or rights to acquire such stock, as the case may be). Notwithstanding the foregoing, the Company may pay or make a disparate distribution per share of Class A Common Stock or Class B Common Stock, provided, such different treatment is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.

Rights and Preferences

Holders of Common Stock shall have the same rights and privileges and shall rank equally and share ratably with, and have identical rights and privileges as, holders of all other shares of Common Stock, except with regard to voting rights as described above. Other than the conversion rights described below, holders of Common Stock have no exchange, sinking fund, redemption or other rights.

Voluntary and Automatic Conversion into Class A Common Stock

Each share of Class B Common Stock shall be convertible into one share of Class A Common Stock at the option of the holder at any time upon written notice to the Company’s transfer agent.

In addition, each share of Class B Common Stock shall automatically convert into one share of Class A Common Stock upon the earliest of (i) certain transfers of such shares and (ii) the date specified by a written notice and certification request by the Company to the holder of such share(s) requesting a certification verifying such holder’s ownership of such share(s) and confirming that a conversion to Class A Common Stock has not occurred, provided, that no automatic conversion shall occur where the holder furnishes a certification satisfactory to the Company prior to the specified date (in each case, as more fully set forth in the Charter).

Finally, each share of Class B Common Stock held of record by a natural person shall automatically convert into one share of Class A Common Stock upon the death or permanent incapacity of such holder (as more fully set forth in the Charter).

Registration Rights

Pursuant to the Merger Agreement, at the Closing, the Company, the Sponsor, certain third-party Southport investors and certain of the former stockholders of the Company entered into a Registration Rights Agreement, pursuant to which the Company agreed to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of Common Stock that are held by the parties thereto from time to time.

Holders of registrable securities may make demand requests for underwritten shelf takedowns with a minimum total offering price that must be reasonably expected to exceed, in the aggregate, $20.00 million; provided, that the demanding stockholders may not demand more than (i) one such underwritten shelf takedown within any six-month period or (ii) two underwritten shelf takedowns in any 12-month period. The Registration Rights Agreement also provides customary “piggyback” registration rights and block trade registration rights. The Company will generally bear the expenses incurred in connection with any such registrations.

The Registration Rights Agreement will terminate on the earlier of (i) the fifth anniversary of the date of the Registration Rights Agreement and (ii) with respect to any party thereto, the date that such party no longer holds any registrable securities.

Anti-takeover Effects of the Charter and the Bylaws

The Charter and the Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of the Company. The Company expects that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with the Board, which the Company believes may result in an improvement of the terms of any such acquisition in favor of the Company’s stockholders. However, they also give the Board the power to discourage mergers that some stockholders may favor.

Director Removal and Filling Vacancies

Subject to the rights of the holders of any series of Company preferred stock to elect directors under specific circumstances, the Charter provides that (i) each director, including a director elected to fill a vacancy, shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal; (ii) any director may resign at any time upon written notice to the attention of the President or Secretary at the principal office of the Company; and (iii) any director may be removed at any time only with cause by the affirmative vote of the holders of a majority in voting power of the shares of the Common Stock.

Subject to the rights of the holders of any series of Company preferred stock, any newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in the Board, may be filled by the affirmative votes of a majority of the remaining members of the Board, although less than a quorum, or by a sole remaining director. A director so elected shall be elected to hold office until the earlier of the expiration of the term of office of the director whom the director has replaced, a successor is duly elected and qualified, or the earlier of such director’s death, resignation, or removal.

Special Meetings of Stockholders

Subject to the rights of the holders of any series of Company preferred stock with respect to such series of Company Preferred Stock, special meetings of stockholders for any purpose or purposes shall be called only: (i) by the Board, the Chair of the Board, the Chief Executive Officer or president (in the absence of a Chief Executive Officer) or (ii) by the Secretary, upon the written request, made in accordance with, and subject to, the Bylaws, of one or more stockholders of record who own, and have continuously owned for at least one year prior to the date such request is delivered to the Secretary, in the aggregate, at least 25% of the voting power of the shares of capital stock of the Company then entitled to vote on the matter or matters to be brought before the proposed special meeting. Business transacted at a special meeting requested by stockholders shall be limited to the matters described in the special meeting request; provided, however, that nothing in the Charter or in the Bylaws shall prohibit the Board from submitting matters to the stockholders at any special meeting requested by stockholders.

Action by Written Consent

The Charter and the Bylaws do not prohibit the right under the DGCL of stockholders to act by written consent.

Advance Notice Requirements

The Bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of the Company’s stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to the corporate secretary of the Company prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. The Bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

Amendment to Certificate of Incorporation and Bylaws

Except with respect to amending provisions of the Charter pertaining to voluntary and automatic conversion rights of Class B Common Stock into Class A Common Stock, which requires the affirmative vote (or written consent) of the holders of a majority of the then-outstanding shares of Class B Common Stock, voting as a separate class, in addition to any other vote required by applicable law, the Charter may be amended as provided in the DGCL. The Board is authorized to amend or repeal the Bylaws. The stockholders of the Company shall also have the power to adopt, amend or repeal the Bylaws.

The Bylaws may be adopted, amended, or repealed by the affirmative vote of 66% of the voting power of the stockholders entitled to vote.

Delaware Anti-Takeover Statute

Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with such corporation for a period of three years following the time such person acquired 15% or more of such corporation’s voting stock, unless: (i) prior to such time the board of directors of such corporation approved the business combination or the transaction that resulted in the person becoming an interested stockholder, (ii) the interested stockholder owns at least 85% of the voting stock of such corporation outstanding upon consummation of the transaction (excluding voting stock owned by directors who are also officers and certain employee stock plans) or (iii) at or subsequent to such time the business combination is approved by the board of directors and authorized at a meeting of stockholders, not by written consent, by the affirmative vote of 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. A Delaware corporation may elect in its certificate of incorporation not to be governed by this particular Delaware law. In the Charter, the Company expressly elects to opt out of Section 203 and, therefore, Section 203 does not apply to the Company.

Exclusive Jurisdiction of Certain Actions

The Charter provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders; (iii) any action asserting a claim against the Company arising pursuant to any provision of the DGCL, the Charter or the Bylaws; or (iv) any action asserting a claim against the Company governed by the internal affairs doctrine; provided, that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action or proceeding shall be brought in another state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware). The foregoing sentence shall not apply to claims arising under the Securities Act, the Exchange Act, or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction.

Exchange Listing

Our common stock is currently listed on the NYSE under the symbol “ANGX.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock will be Continental Stock Transfer and Trust Company. The transfer agent’s address is 1 State Street, 30th floor, New York, NY 10004, and its telephone number is (917) 262-2373.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our senior indebtedness. Any convertible debt securities that we may issue will be convertible into or exchangeable for common stock, preferred stock or other securities of ours or of a third party. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

The debt securities will be issued under one or more indentures, which are contracts between us and a national banking association or other eligible party, as trustee. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in a prospectus supplement.

We will issue the senior notes under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue the subordinated notes under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. We will file forms of these documents as exhibits to an amendment to the registration statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term “indenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of the material provisions of the senior notes, the subordinated notes and the indentures are not complete and are qualified in their entirety by reference to all of the provisions of the indenture applicable to a particular series of debt securities. You should read the applicable prospectus supplement related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Forms of indentures will be filed as exhibits to an amendment to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to an amendment to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

The following are some of the terms relating to a series of debt securities that could be described in a prospectus supplement:

•	title;

•	principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	maturity date;

•	principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether the debt securities will be secured or unsecured, and the terms of any secured debt;

•	terms of the subordination of any series of subordinated debt;

•	place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	provisions for a sinking fund, purchase or other analogous fund, if any;

•	date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability or the ability of our subsidiaries to:

o	incur additional indebtedness;

o	issue additional securities;

o	create liens;

o	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

o	redeem capital stock;

o	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

o	make investments or other restricted payments;

o	sell or otherwise dispose of assets;

o	enter into sale-leaseback transactions;

o	engage in transactions with shareholders or affiliates;

o	issue or sell stock of our subsidiaries; or

o	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	procedures for any auction or remarketing, if any;

•	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

•	denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than dollars, the currency in which the series of debt securities will be denominated; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for Common Stock, preferred stock or other securities of ours, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms to be filed as exhibits to an amendment to the registration statement of which this prospectus is a part will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquiror of such assets would have to assume all of our obligations under the indentures and the debt securities, as appropriate. In addition, the terms of any securities that we may offer pursuant to this prospectus may limit our ability to merge or consolidate or otherwise sell, convey, transfer or otherwise dispose of all or substantially all of our assets, which terms would be set forth in the applicable prospectus supplement and supplemental indenture.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property would have to make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

The following are events of default under the indentures to be filed as exhibits to an amendment to the registration statement with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 30 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal or premium, if any, when due and payable and the time for payment has not been extended or deferred;

•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures and our failure continues for 90 days after we receive notice from the indenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the indenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding would be due and payable without any notice or other action on the part of the indenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture occurs and continues, the indenture trustee would be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the indenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the indenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the indenture trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the indenture trustee to institute the proceeding as trustee; and

•	the indenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on the debt securities.

We will periodically file statements with the indenture trustee regarding our compliance with specified covenants in the indentures.

Supplemental Indenture

We and the indenture trustee may from time to time and at any time enter into an indenture or supplemental indenture without the consent of any holders for one or more of the following purposes:

•	to evidence the succession of another corporation, and the assumption by the successor corporation of our covenants, agreements and obligations under the indenture and debt securities;

•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an event of default;

•	to add to or change any of the provisions of the indenture to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on bearer securities, to permit bearer securities to be issued in exchange for registered securities, to permit bearer securities to be issued in exchange for bearer securities of other authorized denominations or to permit or facilitate the issuance of securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the securities or any related coupons, including provisions necessary or desirable to provide for or facilitate the administration of the trusts hereunder;

•	to modify, eliminate or add to any of the provisions of the indenture to such extent as necessary to effect the qualification of the indenture under the Trust Indenture Act, and to add to the indenture such other provisions as may be expressly permitted by the trust indenture act, excluding however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act;

•	to modify, eliminate or add to any of the provisions of the indenture;

•	to cure any ambiguity or to correct or supplement any provision contained in the indenture or in any supplemental indenture that may be defective or inconsistent with other provisions;

•	to convey, transfer, assign, mortgage or pledge any property to or with the trustee;

•	to make provisions in regard to matters or questions arising under the indenture, so long such other provisions to do not materially affect the interest of any other holder of debt securities;

•	to secure any series of security; and

•	to evidence and provide for the acceptance and appointment of a successor trustee and to add or change any provisions of the indenture as necessary to provide for or facilitate the administration of the trust by more than one trustee.

In addition, we and the trustee, with the consent of the holders of not less than 66-2/3% in aggregate principal of the outstanding debt securities of each series that is affected, may from time to time and at any time enter into an indenture or supplemental indenture for the purpose of adding any provisions to or changing in any manner the rights of the holders of the securities of such series and any related coupons of the indenture, provided that no such supplemental indenture shall:

•	extend the fixed maturity of any securities, or reduce the principal amount thereof or premium, if any, or reduce the rate or extend the time of payment of interest, without the consent of the holder so affected;

•	reduce the aforesaid percentage of securities, the consent of the holders of which is required for any such supplemental indenture, without the consent of all holders of outstanding series of debt securities; or

•	modify any of the above provisions.

Discharge

Each indenture to be filed as an exhibit to an amendment to the registration statement will provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the indenture trustee;

•	compensate and indemnify the indenture trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the indenture trustee money or government obligations, or a combination thereof, sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Indenture Trustee

The indenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the indenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the indenture trustee is under no obligation to exercise any of the powers given it by an indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the indenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the indenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of Common Stock or preferred stock. Warrants may be issued independently or together with Common Stock or preferred stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Series of warrants may be issued under a separate warrant agreement entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent would act solely as our agent in connection with the warrants and would not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements. Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:

•	the number of shares of Common Stock or preferred stock purchasable upon the exercise of warrants to purchase Common Stock or preferred stock and the price at which such number of shares of Common Stock or preferred stock may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	United States federal income tax consequences applicable to such warrants;

•	the amount of warrants outstanding as of the most recent practicable date; and

•	any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement.

Each warrant will entitle the holder thereof to purchase such number of shares of Common Stock or preferred stock at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants to purchase Common Stock or preferred stock, holders of such warrants will not have any of the rights of holders of common stock or preferred stock, as the case may be, purchasable upon such exercise, including the right to receive payments of dividends, if any, on our Common Stock purchasable upon such exercise, or to exercise any applicable right to vote.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, at the market offerings, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents or directly to one or more purchasers. As used herein, the term “underwriter” shall include underwriters, agents and dealers.

We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We will describe the terms of the offering of the securities and the specific plan of distribution in a prospectus supplement or supplements to this prospectus, an amendment to the registration statement of which this prospectus is a part or other filings we make with the SEC under the Exchange Act that are incorporated by reference. Such description may include, to the extent applicable:

•	the name or names of any underwriters, dealers, agents or other purchasers;

•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•	any options to purchase additional shares or other options under which underwriters, dealers, agents or other purchasers may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Unless stated otherwise in the applicable prospectus supplement, the obligations of any underwriter to purchase securities will be subject to certain conditions, and the underwriter will be obligated to purchase all of the applicable securities if any are purchased. If a dealer is used in a sale, we may sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

We or our agents may solicit offers to purchase securities from time to time. Unless stated otherwise in the applicable prospectus supplement, any agent will be acting on a best-efforts basis for the period of its appointment.

In connection with the sale of securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, as that term is defined in the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any such underwriter or agent, and we will describe any compensation paid to them, in the related prospectus supplement.

Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

If stated in the applicable prospectus supplement, we will authorize agents and underwriters to solicit offers by certain specified institutions or other persons to purchase securities at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. Institutions with whom these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to our approval. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement and the applicable prospectus supplement will set forth the commission payable for solicitation of these contracts. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the securities shall not be prohibited at the time of delivery under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

The securities may or may not be listed on a national securities exchange or traded in the over-the-counter market, as set forth in the applicable prospectus supplement. No assurance can be given as to the liquidity of the trading market for any of our securities. Any underwriter may make a market in these securities. However, no underwriter will be obligated to do so, and any underwriter may discontinue any market-making at any time, without prior notice.

If underwriters or dealers are used in the sale, until the distribution of the securities is completed, SEC rules may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the applicable securities in connection with any offering (in other words, if they sell more securities than are set forth on the cover page of the applicable prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters may also elect to reduce any short position by exercising all or part of any overallotment option we may grant to the underwriters, as described in the prospectus supplement. The representatives of the underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of the securities to the extent that it discourages resales of the securities. The transactions described above may have the effect of causing the price of the securities to be higher than it would otherwise be. If commenced, the representatives of the underwriters may discontinue any of the transactions at any time. In addition, the representatives of any underwriters may determine not to engage in those transactions or that those transactions, once commenced, may be discontinued without notice.

Certain of the underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.

In no event will the commission or discount received by any Financial Industry Regulatory Authority, or FINRA, member or independent broker-dealer participating in a distribution of securities exceed 8% of the aggregate principal amount of the offering of securities in which that FINRA member or independent broker-dealer participates.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.

We are subject to the information requirements of the Exchange Act and file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

We also maintain a website at https://ir.angel.com/ which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase our common stock in this offering.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and certain information that we will later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below as well as any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, unless otherwise provided therein or herein, documents not deemed “filed” with the SEC and information furnished pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K) after the date of the initial registration statement and prior to the effectiveness of this registration statement, and any filings made after the date of this prospectus until we sell all of the securities under this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete, and reference is made to the actual documents for complete information. The following documents filed with the SEC are incorporated by reference in this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 15, 2025;

•	the Annual Report of Angel Legacy on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 28, 2025;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 16, 2025, August 14, 2025 and November 13, 2025, respectively;

•	the Quarterly Reports of Angel Legacy on Form 10-Q for the quarterly periods ended March 31, 2025 and June 30, 2025, filed with the SEC on May 15, 2025 and August 13, 2025, respectively;

•	our current reports on Form 8-K and Form 8-K/A, filed with the SEC on August 11, 2025, August 21, 2025, August 25, 2025, September 15, 2025, September 16, 2025, October 8, 2025, October 28, 2025 and November 12, 2025;

•	the current reports of Angel Legacy on Form 8-K, filed with the SEC on April 24, 2025, May 7, 2025, May 9, 2025, June 10, 2025, June 16 2025, August 4, 2025, August 15, 2025, September 5, 2025, September 8, 2025 and September 10, 2025; and

•	the description of our common stock contained in our Registration Statement on Form 8-A, filed on September 10, 2025, including any amendment or reports filed for the purpose of updating such description.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Copies of these filings are available at no cost on our website, https://ir.angel.com/. In addition, you may request a copy of these filings and any amendments thereto at no cost, by writing or telephoning us. Those copies will not include exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents or unless you specifically request them. You may also request copies of any exhibits to the registration statement at no cost. Please direct your request to:

Angel Studios, Inc.

295 W Center Street

Provo, Utah 84601

(760) 933-8437

Attention: Legal Department

You should rely only on the information in this prospectus, any prospectus supplement and the documents that are incorporated by reference. We have not authorized anyone else to provide you with different information. We are not offering these securities in any state where the offering is prohibited by law. You should not assume that the information in this prospectus, any prospectus supplement or any incorporated document is accurate as of any date other than the date of the document.

LEGAL MATTERS

The validity of the issuance of the shares of securities offered hereby will be passed upon for us by Mayer Brown LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we name in the applicable prospectus supplement.

EXPERTS

The audited financial statements of Angel Legacy as of and for the fiscal years ended December 31, 2024 and 2023 have been incorporated by reference herein in reliance upon the report of Tanner LLC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. Effective October 31, 2025, Tanner LLC converted to Tanner LLP. Effective November 7, 2025, Tanner LLP succeeded to the registration status of Tanner LLC, the predecessor firm, following the change in legal structure.

The consolidated financial statements of Southport as of December 31, 2024 and 2023 and for each of the two years ended December 31, 2024 included in this prospectus have been so included in reliance on the reports of BDO USA, P.C., given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding Southport’s ability to continue as a going concern.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the offering of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the Registrant. All of such fees and expenses, except for the SEC registration fee, are estimated:

SEC registration fee	$55,240
Transfer agent fees and expenses	*
Legal fees and expenses	*
Printing fees and expenses	*
Accounting fees and expenses	*
Miscellaneous fees and expenses	*
FINRA fees and expenses	*
Total	*

* These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated amount of expenses of any offering of securities.

Item 15. Indemnification of Directors and Officers.

Our Charter and Bylaws contain provisions that limit the liability of our current and former directors and officers for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors and officers of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors or officers, except liability for:

•	any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	as a director, unlawful payments of dividends or unlawful stock repurchases or redemptions;

•	as an officer, derivative claims brought on behalf of the corporation by a stockholder; or

•	any transaction from which the director or officer derived an improper personal benefit.

Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our Charter also authorizes us to indemnify our directors, officers, employees and other agents to the fullest extent permitted by Delaware law. Our Bylaws also provide that we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law and may indemnify our other employees and agents. Our Bylaws further provide that, on satisfaction of certain conditions, we will advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by the Board. With certain exceptions, these agreements provide for indemnification for related expenses including, without limitation, attorneys’ fees, related disbursements and other out-of-pocket expenses.

We believe that the indemnification provisions in our Charter, Bylaws and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our Charter and Bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, executive officers, or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. List of Exhibits.

Number	Description
1.1*	Form of Underwriting Agreement
4.1*	Form of Certificate of Designation for Preferred Stock
4.2*	Form Specimen of Certificate representing Preferred Stock
4.3	Form of Indenture for Senior Securities
4.4	Form of Indenture for Subordinated Securities
4.5*	Form of Warrant Agreement and Form of Warrant Certificate
4.6	Form of Lock-Up Agreement (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (File No. 333-290281) filed on September 16, 2025
4.7	Form of Subordinated Convertible Promissory Note (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 000-56642) filed on August 15, 2025)
4.8	Warrant to Purchase Stock (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 000-56642) filed on September 10, 2025)
4.9	Warrant to Purchase Stock (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K (File No. 000-56642) filed on September 10, 2025)
5.1	Opinion of Mayer Brown LLP as to the validity of the securities registered hereunder
23.1	Consent of Tanner LLP, an independent registered public accounting firm
23.2	Consent of BDO USA, P.C., an independent registered public accounting firm
23.3	Consent of Mayer Brown LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page hereto)
25.1* †	Form T-1 Statement of Eligibility of Trustee for Indenture for Senior Securities under the Trust Indenture Act of 1939
25.2* †	Form T-1 Statement of eligibility of Trustee for Indenture for Subordinated Securities under the Trust Indenture Act of 1939
101	Interactive Data File
107	Filing Fee Table

* To be filed by amendment or as an exhibit to a current report of the Company on Form 8-K and incorporated herein by reference.

† To be filed pursuant to Section 305(b)(2) of the U.S. Trust Indenture Act of 1939, as applicable.

Item 17. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)            That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)            That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)            If the Registrant is relying on Rule 430B:

(A)            Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)            Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was a part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)           If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)            That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Provo, Utah on November 13, 2025.

ANGEL STUDIOS, INC.

By:	/s/ Scott Klossner
Scott Klossner
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Neal S. Harmon and Scott Klossner, and each one of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that each of said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Neal S. Harmon	Chief Executive Officer and Director (Principal Executive Officer)	November 13, 2025
Neal S. Harmon

/s/ Scott Klossner	Chief Financial Officer (Principal Financial and Accounting Officer)	November 13, 2025
Scott Klossner

/s/ Paul Ahlstrom	Director	November 13, 2025
Paul Ahlstrom

/s/ Steve Sarowitz	Director	November 13, 2025
Steve Sarowitz

/s/ Mina Nguyen	Director	November 13, 2025
Mina Nguyen

/s/ Robert C. Gay	Director	November 13, 2025
Robert C. Gay

/s/ Katie Liljenquist	Director	November 13, 2025
Katie Liljenquist

/s/ Benton Crane	Director	November 13, 2025
Benton Crane